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                                                                    Exhibit a(2)

                         Loomis Sayles Investment Trust

              Amendment No. 1 to Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of Loomis Sayles Investment Trust (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The first sentence of Section 1 of Article I of the Declaration of Trust is hereby amended to read in its entirety as follows:

          This Trust shall be known as "Loomis Sayles Funds I", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 12th day of June, 2003.


/s/ Graham Allison                          /s/ Richard Darman
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Graham Allison - Trustee                    Richard Darman - Trustee

/s/ Edward Benjamin                         /s/ John T. Hailer
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Edward Benjamin - Trustee                   John T. Hailer - Trustee

/s/ Robert Blanding                         /s/ Sandra O. Moose
-----------------------------               --------------------------------
Robert Blanding - Trustee                   Sandra O. Moose - Trustee

/s/ Daniel M. Cain                          /s/ John A. Shane
-----------------------------               --------------------------------
Daniel M. Cain - Trustee                    John A. Shane - Trustee

/s/ Paul Chenault                           /s/ Pendleton P. White
-----------------------------               --------------------------------
Paul Chenault - Trustee                     Pendleton P. White - Trustee

/s/ Kenneth J. Cowan                        /s/ Peter S. Voss
-----------------------------               --------------------------------
Kenneth J. Cowan - Trustee                  Peter S. Voss - Trustee

/s/ Joseph Alaimo
-----------------------------
Joseph Alaimo - Trustee